Silicon Valley Bank

EXHIBIT 10.50

Amendment to Loan Documents

Borrower:	APPLIED IMAGING CORP.
Address:	2380 Walsh Avenue
Santa Clara, CA 95051

Dated:	December 31, 2003

THIS AMENDMENT TO LOAN DOCUMENTS is entered into between Silicon Valley Bank (“Silicon”) and the borrower named above (“Borrower”).

Silicon and Borrower hereby agree to amend the Loan and Security Agreement between them, dated September 28, 2001 (as amended, restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”), as follows, effective as of the date hereof. (Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Loan Agreement.)

1. Modification re Tangible Net Worth. The following sentence is added to Section 5 of the Schedule to Loan Agreement immediately before the section entitled “Definitions”:

“Notwithstanding the foregoing, the minimum Tangible Net Worth which Borrower shall be required to maintain at December 31, 2003 shall be $2,200,000.”

2. Fee. In consideration for Silicon entering into this Amendment, Borrower shall pay Silicon a fee of $1,000 concurrently with the execution and delivery of this Amendment, which fee shall be non-refundable and in addition to all interest and other fees payable to Silicon under the Loan Documents. Silicon is authorized to charge said fee to Borrower’s loan account.

3. Representations True. Borrower represents and warrants to Silicon that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct.

4. General Provisions. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Silicon and Borrower, and the other written documents and agreements between Silicon and Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Silicon

Silicon Valley Bank	Amendment to Loan Documents

and Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.

[Signatures on following page]

Borrower:		Silicon:
APPLIED IMAGING CORP.		SILICON VALLEY BANK

By	/s/ Barry Hotchkies	By	/s/ Chitra Suriyanarayanan

	President or Vice President	Title	Account Manager